BYLAWS

OF

FJHL INC.

(A Delaware Corporation)

These Bylaws (these “Bylaws”) of FJHL Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), are adopted and shall be subject in all respects to the Corporation’s Certificate of Incorporation, as the same may be amended and in effect from time to time (the “Certificate of Incorporation”), and to the General Corporation Law of the State of Delaware, as the same may be amended and in effect from time to time (the “DGCL”). In the event of any conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation or the DGCL, the provisions of the Certificate of Incorporation or the DGCL, as applicable, shall govern and control.

ARTICLE I

SHAREHOLDERS

Section 1.1 Annual Meeting. An annual meeting of the shareholders shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held on such date and at such time and place, if any, as the Board of Directors shall designate from time to time.

Section 1.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chief Executive Officer, by the Board of Directors, or by the holders of not less than twenty-five percent (25%) of the outstanding shares entitled to vote on the matters to be presented at such meeting. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 1.3 Notice. Written notice of each meeting of shareholders, whether annual or special, stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notice may be delivered personally, by mail, by electronic transmission to the extent permitted by and in the manner provided in the DGCL, or by any other method permitted under the DGCL.

Section 1.4 Place of Meeting; Participation by Remote Communication. Meetings of shareholders shall be held at the principal executive office of the Corporation or at such other place, if any, within or without the State of Delaware as may be designated by the Board of Directors in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of remote communication, and may authorize shareholders and proxyholders to participate in any meeting of shareholders by means of remote communication, in each case subject to such guidelines and procedures as the Board of Directors may adopt and to the extent permitted by Section 211 of the DGCL. Shareholders participating in a meeting by means of remote communication in accordance with the DGCL shall be deemed present in person and may vote at such meeting so long as the Corporation has implemented reasonable measures (i) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, and (ii) to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings.

Section 1.5 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders. In the absence of a quorum, the holders of a majority of the shares so present or represented may adjourn the meeting from time to time to another date, time or place, if any, without further notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.6 Voting. Except as otherwise required by the DGCL, the Certificate of Incorporation or these Bylaws, each shareholder shall be entitled to one (1) vote, which shall not be cumulative, for each share of common stock held of record by such shareholder as of the record date for the meeting on all matters upon which shareholders are entitled to vote. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one upon which, by express provision of the DGCL, the Certificate of Incorporation or these Bylaws, a different or greater vote is required, in which case such express provision shall govern and control. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Each shareholder entitled to vote may authorize another person or persons to act for such shareholder by proxy in the manner and to the extent permitted by the DGCL.

Section 1.7 Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and are delivered to the Corporation in accordance with, and to the extent permitted by, Section 228 of the DGCL. Prompt notice of the taking of any such action shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE II

DIRECTORS

Section 2.1 Powers; Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall consist of not less than one (1) nor more than nine (9) directors, with the exact number of directors to be fixed from time to time by resolution of the Board of Directors. Directors need not be shareholders of the Corporation or residents of the State of Delaware.

Section 2.2 Election and Term of Office. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the directors shall be elected at each annual meeting of the shareholders. Each director shall hold office for a term of one (1) year and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal.

Section 2.3 Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 2.4 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if the material facts are disclosed or known and the contract or transaction is authorized, approved or ratified in the manner contemplated by, and otherwise in compliance with, Section 144 of the DGCL. In determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof, and in any vote of the Board of Directors or such committee, the disclosed interest of a director in a contract or transaction shall not disqualify the director or invalidate such director’s vote.

Section 2.5 Regular Meetings. A regular meeting of the Board of Directors shall be held, without notice other than this Section, immediately following and at the same place, if any, as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the date, time and place, if any, for the holding of additional regular meetings without notice other than such resolution.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or by any director upon not less than five (5) days’ written notice to each director, given personally, by mail (effective when deposited in the United States mail, postage prepaid), or by electronic transmission or other method reasonably calculated to provide actual notice. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting. Minutes of each meeting shall be sent to the Board of Directors within two (2) weeks after the meeting.

Section 2.7 Procedures; Voting; Minutes. The vote of a majority of the directors present at a duly called meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the DGCL, the Certificate of Incorporation or these Bylaws for a particular action. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director’s dissent is entered in the minutes of the meeting or such director files a written dissent with the Secretary before the adjournment thereof or promptly forwards such dissent to the Secretary after the adjournment of the meeting. The Board of Directors shall cause written minutes of its proceedings to be kept among the permanent records of the Corporation.

Section 2.8 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such consent is filed with the minutes of the proceedings of the Board of Directors or such committee in accordance with Section 141(f) of the DGCL.

Section 2.9 Removal; Vacancies. Except as otherwise provided by the DGCL or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Except as otherwise provided by the DGCL or the Certificate of Incorporation, any vacancy on the Board of Directors, whether resulting from death, resignation, removal, an increase in the authorized number of directors or any other cause, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected or appointed to fill a vacancy shall hold office until the next election of directors and until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal.

Section 2.10 Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairperson of the Board, if any, the Chief Executive Officer, the Secretary or the Board of Directors. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 2.11 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. To the extent provided in such resolution and permitted by Section 141(c) of the DGCL, any such committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 2.12 Meetings by Remote Communication. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting, in accordance with Section 141(i) of the DGCL.

Section 2.13 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation, if any, of directors for their services as directors, and to provide for the reimbursement of directors for reasonable expenses incurred in connection with the performance of their duties. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 3.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary, and may include such additional officers, including without limitation a President, one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries or Assistant Treasurers, as the Board of Directors may from time to time appoint. Any number of offices may be held by the same person, except as otherwise prohibited by the DGCL, the Certificate of Incorporation or these Bylaws. The officers of the Corporation shall have such powers and duties as are set forth in these Bylaws and as may from time to time be prescribed by the Board of Directors.

(a) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence of a Chairperson of the Board, at all meetings of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

(b) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the financial affairs of the Corporation as directed and authorized by the Board of Directors, shall keep or cause to be kept adequate and correct books and records of account of the Corporation, and shall render to the Board of Directors reports of the financial condition of the Corporation as required, but no less often than at each meeting of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall also serve as, and perform the duties of, the Treasurer of the Corporation.

(c) Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors and any committees thereof, shall keep an accurate record of the proceedings of such meetings and maintain the minutes thereof among the permanent records of the Corporation, shall keep or cause to be kept a current list of the directors and officers of the Corporation and their respective addresses, shall be custodian of the corporate records and, if one is adopted, the seal of the Corporation, and shall have authority to certify any records, or copies of records, as the official records of the Corporation. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 3.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders, or as soon thereafter as is convenient. Each officer shall hold office for a term of one (1) year and until such officer’s successor has been duly elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation.

Section 3.3 Removal; Vacancies. The Board of Directors shall have the power to remove any officer or agent of the Corporation, with or without cause, at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation, for any reason, may be filled by the Board of Directors.

ARTICLE IV

EXECUTION OF INSTRUMENTS; CORPORATE SEAL

Section 4.1 Execution of Instruments. All contracts, deeds, mortgages, releases, checks, drafts, notes, bonds and other instruments to be executed on behalf of the Corporation may be executed by the Chief Executive Officer or by any other officer, agent or representative of the Corporation specifically designated for such purpose by resolution of the Board of Directors, and the Board of Directors may authorize any such person to execute any such instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 4.2 Corporate Seal. The Board of Directors may, but need not, adopt a corporate seal, which shall be in such form as the Board of Directors may from time to time determine. The corporate seal, if one is adopted, may be affixed to any instrument executed on behalf of the Corporation, but the presence or absence of the corporate seal shall not affect the validity or enforceability of any such instrument.

ARTICLE V

AMENDMENT OF BYLAWS

Except as otherwise provided by the DGCL or the Certificate of Incorporation, these Bylaws may be amended, altered or repealed, and new Bylaws may be adopted, (i) by the affirmative vote of the holders of a majority of the shares then entitled to vote at any annual or special meeting of the shareholders, or by written consent of the shareholders as provided in Section 1.7 hereof, or (ii) to the extent such power is conferred upon the Board of Directors by the Certificate of Incorporation, by the affirmative vote of a majority of a quorum of the Board of Directors at any regular or special meeting of the Board of Directors. The fact that such power has been conferred upon the Board of Directors shall not divest the shareholders of the power, nor limit their power, to adopt, amend, alter or repeal these Bylaws. Notwithstanding the foregoing, the shareholders may from time to time specify particular provisions of these Bylaws that shall not be amended, altered or repealed by the Board of Directors.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, fiduciary, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the DGCL (including Section 145 thereof), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 6.2 Advancement of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition; provided, however, that, to the extent required by the DGCL, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

Section 6.3 Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred in this Article shall not be exclusive of any other right that any person may have or hereafter acquire under the DGCL, any provision of the Certificate of Incorporation or these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise. The Corporation is specifically authorized to provide indemnification and advancement of expenses to its employees and agents with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

Section 6.4 Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

Section 6.5 Indemnification Agreements. The Corporation may enter into one or more agreements with any director, officer, employee or agent of the Corporation providing for indemnification and advancement of expenses to the fullest extent permitted by the DGCL and not inconsistent with these Bylaws.

Section 6.6 Nature of Rights; Effect of Amendment. The rights conferred upon Indemnitees in this Article shall be contract rights that vest at the time such person becomes a director or officer of the Corporation and shall continue as to an Indemnitee who has ceased to serve in such capacity. Any amendment, alteration, repeal or modification of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such amendment, alteration, repeal or modification with respect to any act or omission occurring prior to such amendment, alteration, repeal or modification.

Section 6.7 Limitation of Liability. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, and as provided in the Certificate of Incorporation, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment, repeal or modification of this Section, or the adoption of any provision of the Certificate of Incorporation or these Bylaws inconsistent with this Section, shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or with respect to any acts or omissions occurring before, such amendment, repeal, modification or adoption.

Section 6.8 Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby, and, to the fullest extent possible, the provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

SHARES OF STOCK

Section 7.1 Shares. The shares of the Corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board of Directors shall determine, subject to the Certificate of Incorporation and the DGCL. All shares of the Corporation’s stock, when issued in accordance with the Certificate of Incorporation and the DGCL and fully paid, shall be validly issued, fully paid and non-assessable.

Section 7.2 Uncertificated Shares; Certificates. The shares of the Corporation may be certificated or uncertificated, as provided under the DGCL, and shall be entered in the books of the Corporation and registered as they are issued. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the registered owner thereof a written statement of the information required by the DGCL to be set forth on certificates. Upon written request to the Secretary of the Corporation by a holder of shares issued without certificates, the Secretary shall provide to such holder a certificate, in such form as the Board of Directors may prescribe, representing the number of shares held by such holder.

Section 7.3 Transfer of Shares. Shares of the Corporation shall be transferable only on the books of the Corporation, or by its duly appointed transfer agent, if any, upon surrender for cancellation of the certificate or certificates representing such shares, if any, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer, and of payment of applicable transfer taxes, as the Corporation or its transfer agent may reasonably require, or, in the case of uncertificated shares, upon delivery of duly executed instructions and compliance with appropriate procedures for transferring shares in uncertificated form.

Section 7.4 Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, to express consent to corporate action without a meeting, to receive payment of any dividend or other distribution, or to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board of Directors may fix a record date in accordance with, and to the extent permitted by, the DGCL.

ARTICLE VIII

DISSOLUTION

The Corporation may be dissolved only upon the adoption of a resolution to that effect by the Board of Directors and the subsequent approval of such dissolution by the shareholders in the manner and by the vote required by Section 275 of the DGCL and the Certificate of Incorporation. Upon any dissolution of the Corporation, the assets of the Corporation shall be applied and distributed in accordance with the DGCL and the Certificate of Incorporation.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall end on May 31 of each year, unless otherwise determined by resolution of the Board of Directors.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 10.1 Delaware Forum. Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Section 10.2 Federal Forum for Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, and to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This Section shall not apply to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Governing Law. These Bylaws and the internal affairs of the Corporation shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

Section 11.2 Construction; Headings. The headings contained in these Bylaws are for convenience of reference only and shall not affect in any way the meaning or interpretation of these Bylaws. Whenever the context so requires, the singular number shall include the plural, and the plural shall include the singular. References in these Bylaws to any provision of the DGCL shall be deemed to include any successor provision thereto and any regulations promulgated thereunder.

Section 11.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision of these Bylaws, and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

CERTIFICATION

The undersigned, being the sole director of FJHL Inc., a Delaware corporation, hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the Corporation by the initial Board of Directors of the Corporation, effective as of [June 10, 2026], and that the foregoing is a true, correct and complete copy of such Bylaws as in effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the date set forth below.

FJHL INC.

By: _______________________________

Name: Thomson LEE

Title: Director and Chief Executive Officer

Dated: [__________], 2026